UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-36633	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01	Regulation FD Disclosure.

On February 25, 2016, the board of directors of Epiq Systems, Inc. (“Epiq”) declared a cash dividend of $0.09 per share of outstanding common stock. The dividend will be payable on May 2, 2016, to shareholders of record at the close of business on April 4, 2016.

On February 25, 2016, Epiq also issued a press release announcing the board of directors’ declaration of the cash dividend. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any registration statement or other filing with the Securities and Exchange Commission made by Epiq under the Securities Act of 1933, as amended, or the Exchange Act, whether filed or made before or after the date hereof, except as otherwise expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	The following item is furnished as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release, dated February 25, 2016, announcing the declaration of a cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: February 25, 2016	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director